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                                                                      EXHIBIT 21

BORGWARNER INC. (Parent)
NAME OF SUBSIDIARY
BorgWarner TorqTransfer Systems Inc.
      BorgWarner Powdered Metals Inc.
      BorgWarner South Asia Inc.
            Divgi-Warner Limited
            BorgWarner Automotive Components (Ningbo) Co. Ltd.
            BorgWarner TorqTransfer Systems Korea Inc.
            BorgWarner Shenglong (Ningbo) Co. Ltd.
      BorgWarner TorqTransfer Systems Beijing Co. Ltd.
      BorgWarner Diversified Transmission Products Inc.
            BorgWarner Diversified Transmission Products Services Inc. BorgWarner TorqTransfer Systems Ochang Inc.
BorgWarner Emissions Systems Inc.
      BorgWarner Emissions Systems of Michigan Inc.
      BorgWarner Emissions Systems Holding Inc.
BorgWarner Thermal Systems Inc.
      BorgWarner Thermal Systems of Michigan Inc.
      BorgWarner Cooling Systems (India) Private Limited
BorgWarner Morse TEC Inc.
      BorgWarner Canada Inc.
      BorgWarner Japan Inc.
            BorgWarner Morse TEC Japan K.K.
      BorgWarner Automotive Taiwan Co., Ltd.
      BorgWarner Morse TEC Mexico S.A. de C.V.
      BorgWarner Morse TEC Murugappa Pvt. Ltd.
      BorgWarner Morse TEC Korea Ltd.
      BorgWarner Automotive Taiwan Co. Ltd.
BorgWarner Transmission Systems Inc.
      BorgWarner NW Inc.
            BorgWarner Transmission Systems Korea, Inc.
            NSK-Warner K.K.
      Lapeer Warner, LLC
      BorgWarner Europe Inc.
            AG Kuhnle, Kopp & Kausch
            BorgWarner Holding Inc.
                  BorgWarner France S.A.S.
                        BorgWarner Transmission Systems Tulle S.A.S.
              BW Holding Ltd.
                BorgWarner Europe GmbH
                  BorgWarner Holdings Ltd.
                    BorgWarner Limited
                       Kysor Industries S.A.
                       Kysor Europe Limited
                  Morse TEC Europe S.r.l.
                  BorgWarner Germany GmbH
                    BorgWarner Cooling Systems GmbH
                    BorgWarner Transmission Systems Arnstadt GmbH
                    BorgWarner Transmission Systems GmbH
                      BorgWarner Vertriebs und Verwaltungs GmbH
                        BorgWarner Turbo Systems Worldwide Headquarters GmbH
                              BorgWarner Turbosystems GmbH
                              TSA Turbochargers of South Africa Pty. Ltd.
                              BorgWarner Turbo Systems Alkatreszgyarto Kft. Hitachi Warner Turbo Systems Ltd.
                              Turbo Energy Ltd.
Creon Insurance Agency Limited
   BorgWarner Trustees Limited
Kuhlman Corporation
      BWA Turbo Systems Holding Corporation

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            BorgWarner Turbo Systems Inc.
            BorgWarner Cooling Systems Korea, Inc.
            BorgWarner Brasil, Ltda.
            Kysor DO BRASIL LTDA.
            Seohan Warner Turbo Systems, Ltd.
      Kuhlman Plastics of Canada, Ltd.
      Spring Products Corporation
      Bronson Specialties Inc.